SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 28, 1998



                        FirstBancorporation, Inc.
                        -------------------------
            (Exact name of registrant as specified in charter)



South Carolina                          0-28106               57-1033905
-----------------------------      ----------------       ------------------
(State or other jurisdiction       (Commission File       (I.R.S. Employer
 of incorporation)                  Number)               Identification No.)



1121 Boundary Street, Beaufort, South Carolina                   29901
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (803) 521-5600
                                                     --------------

                          Not Applicable
                          --------------
  (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On September 1, 1998, the Registrant commenced operation of its previously announced proposed de novo national bank subsidiary known as "FirstBank of the Midlands, National Association" ("Midlands Bank"). The Midlands Bank, which operates as a wholly-owned subsidiary of the Registrant, is headquartered in Columbia, South Carolina. The Midlands Bank commenced operations with initial capital of $5,000,000 acquired from the net proceeds from an additional offering of common stock by the Registrant and proceeds of a bank loan granted to the Registrant by a third party lender. In the additional offering, which closed on August 31, 1998, the Registrant sold 193,422 shares of its common stock at a purchase price of $18.00 per share for gross proceeds of $3,481,596 and net proceeds (i.e., after deduction offering expenses) of approximately $3,369,000.

     On August 28, 1998, the Registrant entered into a Term Agreement with AmeriBank, N.A., Savannah, Georgia in the principal amount of $2.1 million and with a final maturity date of September 1, 2008. The loan, which bears interest based on AmeriBank, N.A.'s prime commercial lending rate, is secured by all of the issued and outstanding capital stock of the Midlands Bank and FirstBank, N.A., Beaufort, South Carolina, the Registrant's other wholly-owned national bank subsidiary. The Registrant contributed $2.0 million of the loan proceeds to the initial capital of the Midlands Bank and retained the remaining $100,000 for general corporate use. For further information, refer to the copy of the Term Agreement (without exhibits) attached hereto as
Exhibit 10 and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
----------------------------------------------------------------------------

     Exhibits
     --------

     10 Term Agreement Dated as of August 28, 1998 by and Between FirstBancorporation, Inc. and AmeriBank, N.A. (without exhibits)

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   FIRSTBANCORPORATION, INC.



Date:  September 15, 1998      By:  /s/James A. Shuford, III
                                    --------------------------------------
                                    James A. Shuford, III
                                    President and Chief Executive Officer

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                                Exhibit 10

            Term Agreement Dated August 28, 1998 by and Between
     FirstBancorporation, Inc. and AmeriBank, N.A. (without exhibits)

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                            TERM AGREEMENT

                            $ 2,100,000.00

                            By and Between

                       FIRSTBANCORPORATION, INC.

                                 and

                           AMERIBANK, N.A.

                       Dated:  August 28, 1998

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                              TERM AGREEMENT
                              --------------

     THIS TERM AGREEMENT (this "Agreement") dated as of August 28, 1998, by and between FIRSTBANCORPORATION, INC., a South Carolina corporation, whose principal place of business is at 1121 Boundary Street, Beaufort, South Carolina 29901 (the "Borrower"), and AMERIBANK, N.A., a national banking association, whose principal place of business is at 7 East Congress Street, Savannah, Georgia 31401 (the "Bank"). The parties hereto hereby agree as follows:

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have same meaning when used in the plural and vice versa):

     "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary, (2) which directly or indirectly beneficially owns or holds (a) ten percent (10.0%) or more of any class of voting stock of the Borrower or any Subsidiary or (b) ten percent (10.0%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Term Agreement, as amended, supplemented, or modified from time to time.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Georgia are authorized or required to close under the laws of the State of Georgia.

     "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

     "Collateral" means all property which is subject to the Lien granted by any Loan Document, including, without limitation, the property identified and described on Schedule 1 attached hereto and incorporated herein.

     "Commitment" means the Bank's obligation to make the Loan to the Borrower under this Agreement.

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     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

     "Debt" means (1) indebtedness or liability of Borrower or any Subsidiaries for borrowed money; (2) obligations of Borrower or any Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations of Borrower or any Subsidiaries for the deferred purchase price of property or services (including trade obligations); (4) obligations of Borrower or any Subsidiaries as lessee under Capital Leases;
(5) liabilities of Borrower or any Subsidiaries in respect of unfunded vested benefits under Plans covered by ERISA; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of Borrower or any Subsidiaries to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss (except loans or letters of credit made or issued in the ordinary course of business); and (7) obligations of Borrower or any Subsidiaries, other than obligations as a lender, secured by any Liens, whether or not the obligations have been assumed. The term "Debt" does not include any deposit liabilities or repurchase agreements of any bank Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "Event of Default" means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "GAAP" means generally accepted accounting principles in the United
States.

     "Lien" shall have the meaning set forth in Section 6.01 of this document.

     "Loan" shall collectively refer to the Term Credit Loan.

     "Loan Document" means this Agreement, the Note, the Security Agreement, or any deed to secure debt, mortgage, deed of trust, pledge agreement, security agreement, or other agreement evidencing or securing the Loan (two or more of the foregoing being also referred to collectively herein as the "Loan Documents").

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

     "Non-Performing Loans" shall have the meaning assigned to such term in
Section 7.07.

     "Note" shall mean the Term Credit Note described in Section 2.06.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

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     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest announced by the Bank from time to time as its prime commercial lending rate.

     "Principal Office" means the Bank's office at 7 East Congress Street, Savannah, Georgia 31401.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Real Estate Owned" shall mean real property acquired pursuant to foreclosure of a lien in favor of Borrower or any Subsidiary or by deed in lieu of foreclosure.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Term Maturity Date" shall mean September 1, 2008.

     "Risk-Weighted Assets" shall mean the total risk-weighted balance sheet assets and the total risk-weighted off balance sheet credit equivalent amounts, as such assets and amounts are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

     "Stock Pledge Agreement" means the Stock Pledge Agreement in substantially the form of Exhibit B, to be delivered by the Borrower under the terms of this Agreement.

     "Subsidiary" means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are, at the time, owned, or the management of which corporation is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower.

     "Tier I Capital" means those components of the equity capital of the Borrower or of any bank Subsidiary which, in the aggregate, constitute the core or primary capital of the Borrower or bank Subsidiary, as those components are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

     "Tier II Capital" means those components of the equity capital of the Borrower or of any bank Subsidiary which, in the aggregate, constitute the supplementary capital of the Borrower or bank Subsidiary, as those components are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

     "Total Capital" means the total amounts to Tier I Capital and Tier II Capital that qualify, under the applicable regulations of the federal banking regulator having primary jurisdiction over the Borrower

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or any bank Subsidiary, for inclusion in the computation of leverage capital requirements and risk-weighted capital requirements.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in
Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                 ARTICLE II

                        AMOUNT AND TERMS OF THE LOAN

     Section 2.01 Term Credit. Subject to and upon the terms and conditions set forth in this Agreement, the Bank hereby establishes until the Term Maturity Date a term credit facility in favor of the Borrower not to exceed TWO MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,100,000.00) in aggregate principal amount at any one time outstanding (the "Term Credit"). Within the limits of the Term Credit, the Borrower may borrow and repay under the terms of the Agreement.

     Section 2.02 Interest on the Term Credit. The Borrower shall pay interest upon each Advance comprising the unpaid principal balance from time to time outstanding under the Term Credit from the date of advance until the Term Maturity Date, whether by acceleration or otherwise, at a rate per annum calculated on the basis of a 360 day year and upon the actual days elapsed, equal to the Prime Rate minus one percent (1.0%) per annum which rate of interest shall change annually with any change in the Prime Rate.

     Section 2.03. Method of Making Interest Payments. The Borrower shall pay accrued but unpaid interest on the Term Credit monthly, commencing October 1, 1998.

     Section 2.04. [INTENTIONALLY DELETED]

     Section 2.05. Repayment of Principal Under the Term Credit. Beginning September 1, 2003, Borrower shall make monthly payments of principal in addition to interest, which principal shall be fully amortized during the remainder of the term. Principal payments and amortization may begin earlier at the option of Borrower. Borrower shall pay the entire outstanding principal balance on the Term Credit Loan on the Term Maturity Date or earlier. There shall be no prepayment penalty. Borrower may request a renewal or extension of the Term Credit Loan by submitting a written request for such renewal or extension to Bank at least thirty (30) calendar days prior to the Term Maturity Date. Such renewal or extension shall be granted by the Bank at is sole discretion and will not be effective until such time as Borrower and Bank have executed a written agreement satisfactory to Bank providing for such renewal or extension. There shall be no prepayment penalty.

     Section 2.06. Term Credit Note. The obligations of the Borrower to the Bank under the Term Credit Loan will be evidenced by a Term Credit Note substantially in the form attached hereto and marked Exhibit A.

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    Section 2.07.  Method of Payment.  The Borrower shall make each payment under this Agreement and under the Note on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement and under the Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     Section 2.08. Use of Proceeds. The proceeds of the Loan shall be used as follows: (a) $100,000 will be used for general corporate purposes; and (b) $2.0 million will be used to purchase stock in FirstBank of the Midlands, N.A. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

     Section 2.09  [INTENTIONALLY DELETED]

                                ARTICLE III

                            CONDITIONS PRECEDENT

     Section 3.01 Condition Precedent to the Initial Advances. The obligation of the Bank to make the initial Advance to Borrower hereunder is subject to the condition precedent that the Bank shall have received on or before the day of such Advance each of the following, in form and substance satisfactory to the Bank and its counsel:

     (1)  Note.  The Note duly executed by the Borrower;

     (2) Stock Pledge Agreement. A Stock Pledge Agreement executed and delivered by Borrower to Bank substantially in the form of Exhibit B attached hereto pursuant to which Borrower shall agree to pledge and assign to Bank and to grant to Bank a first-priority security interest in, all right, title, and interest of the Borrower in and to all shares of common stock of FirstBank of the Midlands, N.A., registered in the name of (or in street name or otherwise) or owned by Borrower, and all shares of the common stock of FirstBank, N.A., and all proceeds of such shares, together with such stock certificates, stock papers, and financing statements as Bank deems reasonably necessary to perfect the security interest of Bank in the Collateral;

     (3) Evidence of All Corporate Action by the Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery, and performance of (i) the

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          Loan Documents to which it is a party and (ii) each other document to be delivered by the Borrower under this Agreement;

     (4) Incumbency and Signature Certificate of the Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of Borrower certifying the names and true signatures of officers of the Borrower authorized to sign (i) the Loan Documents to which it is a party and (ii) each other document to be delivered by the Borrower under this Agreement;

     (5) Opinion of Counsel for the Borrower. A favorable opinion of counsel for the Borrower, in substantially the form of Exhibit C, and as to such other matters as the Bank may reasonably request;

     (6) Officer's Certificate. A certificate signed by a duly authorized officer of Borrower dated the date of this Agreement, in substantially the form of Exhibit D;

     (7) Additional Documentation. Such other approvals, opinions, or documents as the Bank may reasonably require, and

     (8) Regulatory Approval. Copies of any and all necessary governmental regulatory approvals.

     Section 3.02.  [INTENTIONALLY DELETED]

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into the Agreement and to disburse the proceeds of the Loan, the Borrower represents and warrants to the Bank as of the date hereof that:

     Section 4.01. Incorporation, Good Standing and Due Qualification. The Borrower and each of its non-bank Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. FirstBank of the Midlands, N.A., and FirstBank, N.A., are duly organized and, in the case of FirstBank, N.A., is a validly existing national bank. The Borrower and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged or, in the case of FirstBank of the Midlands, N.A., proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 4.02. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents and the creation of the security interest provided for under the Stock Pledge Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the

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stockholders of the Borrower; (2) contravene in any material respect the
Borrower's charter or bylaws; (3) violate in any material respect any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected, the effect of which would have a material adverse effect on the Borrower; (5) result in, or require, the creation or imposition of any material Lien, except as contemplated by the Stock Pledge Agreement, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and (6) cause the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award of any such indenture, agreement, lease, or instrument, the effect of which would have a material adverse effect on the Borrower.

     Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents are, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     Section 4.04. Financial Statements. The balance sheet of Borrower as of December 31, 1997, and the related statements of income, shareholder's equity, and cash flows of Borrower for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated December 31, 1997 of J. W. Hunt and Company, LLP, copies of which have been furnished to the Bank, are complete and correct in all material respects and fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the period covered by such statements, all in accordance with GAAP; and since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise), business, or operations of Borrower. There are no liabilities of Borrower, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1997. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the approval of the Loan or negotiation of this Agreement contains any untrue statement of a material fact or omitted to state a material fact to make the statement contained therein, in light of the circumstances under which they were made, not materially misleading.

     Section 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

     Section 4.06. Other Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, credit agreement, regulatory agreement or imposition, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or condition, financial or otherwise, of the Borrower
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or any Subsidiary or the ability of the Borrower to carry out its obligations in all material respects under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, the effect of which would have a material adverse effect on the Borrower.

     Section 4.07. Litigation. Except as is set forth expressly on Exhibit E attached hereto, no action or proceeding is pending or, to the knowledge of the Borrower, threatened against, or affecting, the Borrower or any of its Subsidiaries before any court, board, commission, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or any Subsidiary or the ability of the Borrower to perform in all material respects its obligation under the Loan Documents to which it is a party.

     Section 4.08.  No Defaults on Outstanding Judgments or Orders.   Neither
the Borrower nor any Subsidiary is in default in any material respects with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

     Section 4.09. Ownership and Liens. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except as such may be permitted pursuant to Section 6.01 of this Agreement or except as which are not material to the properties and assets owed by the Borrower or any Subsidiary.

     Section 4.10. Subsidiaries and Ownership of Stock. The Borrower's audited and consolidated financial statements, as provided to Bank, represent a complete and accurate list of the Subsidiaries of the Borrower. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all material Liens, except as contemplated hereunder.

     Section 4.11. ERISA. With respect to each plan maintained by Borrower and each Subsidiary, the Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. To the knowledge of Borrower, neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed by the Borrower, nor has any Plan been terminated by the Borrower; to the knowledge of the Borrower, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings, neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan, the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets

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allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any material liability to the PBGC under ERISA.

     Section 4.12. Operation of Business. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, reasonably necessary to conduct their respective businesses substantially as now conducted and, in the case of FirstBank of the Midlands, N.A., as presently proposed to be conducted, except for such licenses, permits, franchises, copyrights, trademarks, and trade names, or rights thereto, the absence of which would not have a material adverse effect on the Borrower and each Subsidiary; and the Borrower and its Subsidiaries are not to Borrower's knowledge, in material violation of any valid rights of others with respect to any of the foregoing.

     Section 4.13. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties.

     Section 4.14. Absence of Undisclosed Liabilities. Except as reflected in the audited consolidated balance sheet of Borrower at December 31, 1997 (including the notes thereto), as of December 31, 1997, neither Borrower nor any Subsidiary had any material liability or obligation whatsoever, whether accrued, absolute, contingent, or otherwise that should, in accordance with GAAP, have been disclosed in such financial statements and notes thereto. Since December 31, 1997, neither Borrower nor any Subsidiary has incurred any material liability or obligation, except for liabilities and obligations incurred in the ordinary course of business or that will not have a material adverse effect on Borrower.

     Section 4.15. Environment. To the knowledge of the Borrower, the Borrower and each Subsidiary have complied in all material respects with, and their businesses, operations, assets, equipment, property, leaseholds, other real estate owned, or other facilities are in compliance in all material respects with, the provisions of all federal and state, environmental, health, and safety laws, codes, and ordinances, and all rules and regulations promulgated thereunder. Neither the Borrower nor any Subsidiary has received written notice of, nor is aware of facts which might constitute any material violations of any relevant federal or state environmental, health, or safety laws, codes, or ordinances, and any rules or regulations promulgated hereunder with respect to its businesses, operations, assets (including but not limited to real property loan collateral), equipment, property, leaseholds, or other facilities.

     Section 4.16. Governmental Approval. All permits, consents, authorizations, approvals, declarations, notifications, filings or registrations with any governmental or regulatory authority or any third party which are required of the Borrower in connection with the consummation of this transaction have been obtained on or before the date hereof.

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     Section 4.17.  Regulatory Compliance.  To the knowledge of the Borrower, the Borrower and each Subsidiary are in compliance in all material respects with all relevant laws, statutes, ordinances, and governmental rules, or regulations relating to or affecting their business or operations.

                                 ARTICLE V

                           AFFIRMATIVE COVENANTS

     So long as the Note shall remain unpaid or any amounts are available or remain unpaid pursuant to the Term Credit Loan, the Borrower will:

     Section 5.01.  Use of Proceeds.   Use the proceeds of the Loan only for
the purpose set forth herein, and will furnish the Bank such evidence as it may reasonably require with respect to such use.

     Section 5.02. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to quality and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on Borrower.

     Section 5.03. Maintenance of Records. Keep and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

     Section 5.04. Maintenance of Properties. Maintain, keep, preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 5.05. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in a business of the same general type as now conducted by it on the date of this Agreement or in such other business as allowed by the regulatory authorities.

     Section 5.06. Maintenance of Insurance. Maintain and see that its Subsidiaries maintain, or cause to be maintained, insurance coverages including, but not limited to, bankers' blanket bonds, public liability insurance, and fire and extended coverage insurance on all assets owned by them, all in such form and amounts, and with such insurers, as are reasonably satisfactory to the Bank.

     Section 5.07. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and material agreements to which they are subject, such compliance to include, without limitation, maintaining adequate cash reserve for the payment of, and paying before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property except as contested in good faith.

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     Section 5.08.  Right of Inspection.  At any reasonable time and from time to time during normal business hours, Monday through Friday, permit the Bank or any agent or representative thereof to examine the records and books of account of, and visit the properties of the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants. Any information obtained shall be confidential.

     Section 5.09.  Reporting Requirements.  Furnish to the Bank:

     (1) Quarterly Financial Statements. (i) Within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, Borrower's interim unaudited balance sheet and related statements of income and shareholders' equity for the prior quarter and interim unaudited consolidated balance sheet and related statements of income and shareholders' equity for the prior quarter, all of which shall be prepared in accordance with GAAP, and (ii) all call reports or other regulatory financial reports of the bank Subsidiaries of the Borrower, containing financial statements of each and all prepared in accordance with regulatory accounting principles consistently applied and signed by the chief financial officer of each Subsidiary.

     (2) Annual Financial Statement. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, Borrowers (i) balance sheet and related statements of income and shareholders' equity as of the end of such fiscal year (ii) consolidated balance sheet and related statements of income and shareholders' equity as of the end of such fiscal year (ii) consolidated balance sheet and related statements of income and shareholders' equity, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an opinion thereon reasonably acceptable to the Bank by J.W. Hunt and Company, LLP, or other accountants selected by the Borrower.

     (3) Certificate of No Default. Within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit F attached hereto and made apart hereof (a) certifying, inter alia, that (i) the representations and warranties contained in Article IV hereof and in each of the Loan Documents remain true and correct (except to the extent that such representations and warranties relate solely to an earlier date),
(ii) the Borrower and Subsidiaries are in compliance in all material respects with the covenants set forth herein, and (iii) that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (b) with computations demonstrating compliance with the covenants contained in Article VII;

     (4) Accountant's Report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.09(2), such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event, of which they have knowledge and the nature and status thereof;

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     (5)  Notice of Litigation.  Promptly after the commencement thereof, notice of any actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

     (6) Notice of Events of Default. The Borrower will notify the Bank promptly if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of the Borrower to observe any of their respective undertakings hereunder;

     (7) ERISA Reports. Within thirty (30) days after the Borrower knows that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan with respect to the Borrower or any Commonly Controlled Entity, and promptly, but in any event within two (2) Business Days after receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and within five (5) Business Days after the receipt of notice concerning the imposition of withdrawal liability in excess of Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00) with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower then proposes to take with respect thereto;

     (8) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statements or report furnished by Borrower or any Subsidiary (except such statements or reports furnished by Borrower or any Subsidiary in the ordinary course of their respective business as lenders) to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.09;

     (9) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

     (10) Reports to Regulatory Agencies. Promptly after the sending or filing of the same, copies of all call reports and other reports which may be divulged to third parties, including without limitation responses to administrative enforcement actions, and modifications or amendments thereto, that the Borrower or its Subsidiaries sends or files with any regulatory agency;

     (11) Adverse Changes. Within ten (10) days after the occurrence thereof, full disclosures of any material adverse changes in the finances or business of Borrower or any of its Subsidiaries;

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     (12) General Information.  Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request;

     Section 5.10. Environment. Be and remain, and cause such Subsidiary to be and remain, in all material respects, in compliance with the material provisions of all relevant federal and state environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder, and notify the Bank promptly of any notice of an environmental complaint received by the Borrower from any governmental agency or any other party;

     Section 5.11.  [INTENTIONALLY DELETED];

     Section 5.12. Capital Adequacy. Maintain, and cause each bank Subsidiary to maintain, at all times, the minimum levels of regulatory capital necessary to maintain the regulatory capital classification of "Well Capitalized," as such term is defined by the applicable primary banking regulator.

     Section 5.13.  [INTENTIONALLY DELETED].

                                 ARTICLE VI

                             NEGATIVE COVENANTS

     So long as the Note shall remain unpaid, the Borrower will not:

     Section 6.01. Liens. Create, incur and assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (1)  Liens in favor of the Bank;

     (2) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (3) Liens imposed by law, such as mechanics', materialmen', landlords', warehousemen's, and carriers' Liens, securing obligations incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

     (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public

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
or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (8) Liens incidental to the conduct of banking business, not incurred in connection with the borrowing of money, arising out of transactions in federal funds, repurchase agreements, interbank credit facilities, bank deposits, or other obligations to customers or depositors of the Borrower's Subsidiaries, as such, arising under the leases of real and personal property, or arising out of transactions by the Borrower or any of its Subsidiaries as trustee;

     (9) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary;

     (10) Liens incurred in connection with the borrowing by a Subsidiary from the Federal Reserve Bank, the Federal Home Loan Bank, or any correspondent bank, in the ordinary course of business; and

     (11) Those Liens specified in Exhibit E attached hereto and made a part hereof.

     (12) Liens which would not have a material adverse effect on the Borrower.

     Section 6.02. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt exceeding a single amount of $100,000 and an aggregate of $250,000 in any twelve month period without prior consent of the Bank, except:

     (1)  Debt of the Borrower under this Agreement or the Note;

     (2) Debt described in Exhibit F, but no voluntary prepayments, renewals, extensions, or refinancings thereof;

     (3) Debt of a Subsidiary to the Federal Reserve Bank, the Federal Home Loan Bank, or a correspondent bank, in the ordinary course of business;

     (4) Debt of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or other Subsidiary;

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     (5)  Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

     Section 6.03. Mergers, Acquisitions, Etc. (1) Wind up, liquidate, or dissolve itself, (2) reorganize, merge, or consolidate with or into any Person unless Borrower is the surviving entity, (3) allow or cause FirstBancorpora-tion, Inc., FirstBank of the Midlands, N.A. or FirstBank, N.A., to reorganize, merge or consolidate with any Person unless either entity is the surviving entity, (4) convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person. Notwithstanding anything herein to the contrary, Borrower may engage in transactions otherwise prohibited by this Section 6.03 provided acquisitions do not exceed $200,000,000.00 and sales do not exceed $100,000,000.00.

     Section 6.04. Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of Two Hundred Thousand and 00/100ths Dollars ($200,000.00); (3) leases between the Borrower and any Subsidiary or between any Subsidiaries. The Bank, in its sole discretion, may consent in writing to additional exceptions.

     Section 6.05. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     Section 6.06. Dividends. After the date hereof, the Borrower shall not make, or permit any Subsidiary to make, any distribution in respect of its capital stock other than stock dividends or purchase, or redeem or otherwise acquire any shares of its outstanding capital stock unless such action has been approved by the necessary regulatory authorities (if such approval is required) and will not impair the Borrower's ability to perform its obligations hereunder or otherwise result in an Event of Default hereunder. Upon the occurrence of an Event of Default, Borrower shall not make, or permit any Subsidiary to make, any distribution in respect of its capital stock or purchase, or redeem or otherwise acquire any shares of its outstanding capital stock.

     Section 6.07.  [INTENTIONALLY DELETED]

     Section 6.08. Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an

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agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business and except pursuant to letters of credit or repurchase agreements issued by bank Subsidiaries in the ordinary course of business.

     Section 6.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any services, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and except as consistent with past practice, upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and in compliance with all applicable regulatory and statutory requirements.

     Section 6.10. New Businesses. Commence or organize, or allow any Subsidiary to commence or organize without the prior written consent of Bank, any new business other than a state or federally chartered commercial bank, savings and loan, or savings bank or entity permitted by regulatory authority.

                                ARTICLE VII

                            FINANCIAL COVENANTS

     So long as the Note shall remain unpaid:

     Section 7.01. Capital Expenditures. Except for expenditures in connection with the commencement of business of FirstBank of the Midlands, N.A., neither the Borrower nor the Borrower's bank Subsidiaries will make any expenditures for fixed capital assets if, after giving effect thereto, the aggregate of all such expenditures made by the Borrower and any bank Subsidiaries would exceed Five Million Dollars ($5,000,000) during any fiscal year. Bank may, in its sole discretion, approve in writing exceptions to this restriction;

     Section 7.02. Borrower Capital.  [INTENTIONALLY DELETED];

     Section 7.03. Subsidiary Capital. Each bank Subsidiary shall maintain enough capital to be "Well Capitalized" as defined under the capital requirements of the regulatory authorities;

     Section 7.04. Risk-Based Capital Ratios. Borrower, on a consolidated basis, and each bank Subsidiary will maintain a minimum Tier 1 Capital to Risk-Weighted Assets ratio and a minimum Tier 1 plus Tier 2 Capital to Risk-Weighted Assets ratio as required by applicable law or regulation to be considered "Well Capitalized;"

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     Section 7.05. [INTENTIONALLY DELETED];

     Section 7.06. [INTENTIONALLY DELETED];

     Section 7.07. Reserves. Borrower shall maintain on a consolidated basis at all times reserves acceptable to the Bank's primary regulators;

     Section 7.08. [INTENTIONALLY DELETED];

     Section 7.09. Federal Home Loan Bank Advances. Each bank Subsidiary may use Federal Home Loan Bank advances for general funding needs. Total advances of FirstBank, N.A. shall be limited to ten percent (10%) of total assets or Twenty Million Dollars ($20,000,000.00), whichever is greater. Total advances of FirstBank of the Midlands, N.A. shall be limited to ten percent (10%) of total assets or Three Million Five Hundred Thousand Dollars ($3,500,000), whichever is greater.

Periodic compliance with Sections 7.02-7.08 shall be determined based upon the information set forth in Borrower's most recently required financial statements under Section 5.09.

                                ARTICLE VIII

                             EVENTS OF DEFAULT

     Section 8.01. Events of Default. An Event of Default shall be deemed to exist upon the occurrence of any of the following events:

     (1) The Borrower shall fail to pay the principal of, or interest on, the Note, or any fee, when due;

     (2) Any representation, warranty or certification made or deemed made by the Borrower in this Agreement, the Stock Pledge Agreement, or any of the other Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document, shall prove to have been materially incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

     (3) The Borrower shall fail to perform or observe in any material respect any term, covenant, condition or agreement contained herein or in any other of the Loan Documents;

     (4)  Any Event of Default as defined herein shall occur;

     (5) The Borrower or any of its Subsidiaries shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe in any material respect any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or

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
observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and Borrower or its Subsidiaries fails to pay such indebtedness in full;

     (6) The Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

     (7) One or more judgements, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, the amount of said judgement(s) not covered by Borrower's Subsidiaries' insurance is in excess of One Hundred Thousand Dollars ($100,000), and such judgements, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

     (8) The Stock Pledge Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Stock Pledge Agreement, or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower (other than in the case of bankruptcy insolvency and other similar laws affecting creditors' rights generally), or the Borrower shall deny it has any further liability or obligation under the Stock Pledge Agreement, or the Borrower shall fail to perform in any material respect any of its obligations under the Stock Pledge Agreement;

     (9) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA; any Reportable Events shall occur, complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur, a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any unfunded tax, penalty, or other liability which in the aggregate may exceed One Hundred Thousand Dollars ($100,000);

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     (10)  If any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or any environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to hazardous discharge or an environmental complaint;

     (11) If the Borrower or any of its bank Subsidiaries, or the directors or officers, thereof, becomes subject to any regulatory enforcement action, which includes without limitation a memorandum of understanding, written agreement, supervisory directive, capital directive, removal action, or cease and desist order, which regulatory enforcement action limits or restricts the ability of Borrower or such Subsidiary to engage in its normal business;

     (12) There is a significant change in the composition of Borrower's senior management team;

     (13)  [INTENTIONALLY DELETED];

     (14)  [INTENTIONALLY DELETED];

     Section 8.02 Remedies upon Event of Default.

     Upon the occurrence of any Event of Default which is not cured within twenty (20) days after Borrower becomes aware of such event of default, the Bank may:

     (1) By notice to the Borrower, declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower;

     (2) At any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply
(i) any and all deposits (general or special, time or demand, provisional or final) at any time held by the Bank, and (ii) other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower, now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or under any other of the Loan Documents and although such obligations may be unmatured;

     (3) Exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of South Carolina, or available to Bank under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral;

     (4) At its option, and without notice or demand of any kind, exercise from time to time any and all other rights and remedies available to it under this Agreement or any of the other Loan Documents;

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     (5)  Borrower shall pay all of the reasonable costs and expenses incurred by Bank in enforcing its rights under this Agreement and the other Loan Documents. In the event any claim under this Agreement or under any of the other Loan Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to Bank for all expenses incurred by it in seeking to enforce its rights hereunder, under any other of the Loan Documents or in the Collateral, including without limitation reasonable attorneys' fees; and

     (6) Any proceeds from disposition of any of the Collateral may be applied by Bank first to the payment of principal and then to payment of all expenses and costs incurred by Bank in enforcing the rights of Bank under each of the Loan Documents and in collecting, retaking, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation reasonable attorneys' fees actually incurred, as well as all other legal expenses and court costs. Bank shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Bank.

                                 ARTICLE IX

                               MISCELLANEOUS

     Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Documents to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered as follows:

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     If to the Borrower:                  with a copy to:

     Mr. James A. Shuford, III            Colden R. Battey, Jr., Esquire
     President and Chief Executive        Harvey & Battey, P.A.
     Officer                              1001 Craven Street
     FirstBancorporation, Inc.            Post Office Drawer 1107
     Post Office Box 2147                 Beaufort, South Carolina  29901-1107
     Beaufort, South Carolina 29901-2147

     If to the Bank:

     7 East Congress Street               Hunter, MacLean, Exley & Dunn, P.C.
     Savannah, Georgia  31401             200 East Saint Julian Street
     Attention:  Charles R. Davis         Savannah, Georgia  31401
                                          Attention:  W. Brooks Stillwell,
                                      Esquire

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in mails or delivered to the telegraph company, or sent, answer back received, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Section 3.02 shall not be effective until received by the Bank.

     Any notice by Bank to Borrower of an Event of Default hereunder shall be sent by U.S. certified mail to Borrower at the address above in conjunction with any other means of notice.

     Section 9.03. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

     Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

     Section 9.05. [INTENTIONALLY DELETED]

     Section 9.06. Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writing with respect thereto.

     Section 9.07. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney's fees and court costs now or thereafter arising from the aforesaid enforcement of

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this clause) arising directly or indirectly from the activities of the
Borrower and its Subsidiaries, and its predecessors in interest, or arising directly or indirectly from the Borrower's or any Subsidiaries', or any predecessors in interest's, violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person.

     Section 9.08. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

     Section 9.09. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.10. Headings. Article and Section headings in the Loan Document are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     Section 9.11.  [INTENTIONALLY DELETED]

                              *      *      *

                            [SIGNATURES FOLLOW]

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.


                                FIRSTBANCORPORATION, INC.



                                By: /s/James A. Shuford, III
                                    -------------------------------------
                                    James A. Shuford, III
                                    President and Chief Executive Officer



                                By: /s/Laurance H. Davis, Jr.
                                    -------------------------------------
                                    Laurance H. Davis, Jr.
                                    Secretary


                                AMERIBANK, N.A.



                                By: /s/Charles R. Davis, Jr.
                                    -------------------------------------
                                    Charles R. Davis, Jr.
                                    Vice President



                                By:
                                    -------------------------------------
                                Name:
                                    -------------------------------------
                                Title:
                                    -------------------------------------


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